                          WESTERN GAS RESOURCES, INC.
                       COMPUTATION OF PER SHARE EARNINGS
                               DECEMBER 31, 1994

                                                                          Weighted
                                                                           Average
                                                                          Shares Of                      Earnings
                                                                           Common                        Per Share
                                                                           Stock             Net         Of Common
                                                                         Outstanding        Income         Stock
                                                                        -------------    -----------     ---------
Net income.........................................................                      $ 7,364,000
Weighted average shares of common stock outstanding................      25,695,760

Less preferred stock dividends:

 7.25% cumulative senior perpetual convertible preferred stock.....                       (2,900,000)
 $2.28 cumulative preferred stock..................................                       (3,193,752)
 $2.625 cumulative convertible preferred stock.....................                       (6,118,000)
                                                                        -----------      -----------
                                                                         25,695,760      $(4,847,752)
                                                                        ===========      ===========
Basic earnings per share of common stock...........................                                       $(0.19)
                                                                                                          ======
Assume exercise of common stock equivalents:
 Weighted average shares of common stock outstanding...............      25,695,760

 (Anti-dilutive common stock equivalents are not used in this calculation)

$5.40 employee stock options.......................................          58,915
Key employee stock options.........................................           4,368
Director stock options.............................................           6,031
                                                                        -----------      -----------
                                                                         25,765,074      $(4,847,752)
                                                                        ===========      ===========
Primary earnings per share of common stock.........................                                       $(0.19)
                                                                                                          ======
Assume no conversion of anti-dilutive convertible
preferred stock

Assume exercise of common stock equivalents:
 Weighted average shares of common stock outstanding...............      25,695,760

 (Anti-dilutive common stock equivalents are not used in this calculation)

$5.40 employee stock options.......................................          53,753
Director stock options.............................................           3,591
                                                                        -----------      -----------
                                                                         25,753,104      $(4,847,752)
                                                                        ===========      ===========
Fully diluted earnings per share of common stock...................                                       $(0.19)
                                                                                                          ======

                                      64

                                                                    Exhibit 11.1